Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: SPIRIT AIRLINES, INC., et al., Debtors.[1]	Chapter 11 Case No. 24-11988 (SHL) Jointly Administered

GLOBAL NOTES AND STATEMENT OF LIMITATION,
METHODOLOGY, AND DISCLAIMERS REGARDING
THE MONTHLY OPERATING REPORT FOR NOVEMBER 2024

Spirit Airlines, Inc. and its subsidiaries (collectively, the “Debtors”), each of which is a Debtor in the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”) prepared the attached monthly operating report for November 2024 (together herewith and with all exhibits and schedules thereto, the “MOR”).

On November 18, 2024, Debtor Spirit Airlines, Inc. filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On November 25, 2024, Spirit Airlines, Inc.’s subsidiaries (collectively, the “Cayman Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors remain in possession of their property and continue to operate and manage their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Rule 1015(b) Federal Rules of Bankruptcy Procedure, as ordered by the Bankruptcy Court [ECF No. 121].

The following notes and statements and limitations pertain to, are incorporated by reference in, and comprise an integral part of, the MOR, and should be referred to and considered in connection with any review thereof.

1.	Basis of Presentation. The Debtors prepared the MOR with the assistance of their advisors and professionals, and are filing it solely for purposes of complying with the reporting requirements applicable in the Chapter 11 Cases. There can be no assurance that such information is complete, and the MOR may be subject to revision.

This MOR is unaudited, limited in scope, and has not been prepared in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder, but has been prepared in accordance with

1 The Debtors’ names and last four digits of their respective employer identification numbers are as follows: Spirit Airlines, Inc. (7023); Spirit Finance Cayman 1 Ltd. (7020); Spirit Finance Cayman 2 Ltd. (7362); Spirit IP Cayman Ltd. (4732); and Spirit Loyalty Cayman Ltd. (4752). The Debtors’ mailing address is 1731 Radiant Drive, Dania Beach, FL 33004.

accounting principles generally accepted in the United States of America (“U.S. GAAP”) (except that the MOR does not include all information and footnotes required by U.S. GAAP).

The Debtors and their agents, advisors, attorneys, and other professionals undertake no responsibility to indicate variations from securities laws, other laws, or generally accepted accounting principles herein, or for any evaluations of the Debtors based on this financial information or any other information. This information has not been subjected to audit procedures that would typically be applied to financial information presented in accordance with U.S. GAAP or any other recognized financial reporting framework, and upon application of such procedures, the presented financial information could be subject to material changes. The MOR is not intended to reconcile to any financial statements otherwise prepared or distributed by or for the Debtors. Each signatory to the MOR has necessarily relied upon the efforts, statements, advice, and representations of personnel of the Debtors and their agents, advisors, attorneys, and other professionals. Each signatory has not (and could not have) personally verified the accuracy of each such statement, representation, and answer contained in the MOR.

The financial information contained herein is presented per Spirit’s books and records without, among other things, all adjustments or reclassification that may be necessary or typical with respect to consolidating financial statements or SEC reporting purposes or in accordance with U.S. GAAP. The Debtors’ accounting systems, policies, and practices were developed to produce consolidated financial statements at the Spirit Airlines, Inc. reporting entity rather than financial statements at each individual legal entity. The Cayman Debtors do not have day-to-day business operations or physical presence and thus do not traditionally maintain books and records. Upon agreement reached with the United States Trustee for the Southern District of New York (the “U.S. Trustee”), the Cayman Debtors are to provide information for Part 1 and Part 7, with limited information on cash balances for Part 2 of the MOR form and provide no financial statement attachments at the entity-level. As such, intercompany balances, historical retained earnings, and equity balances for the Cayman Debtors are not reflected in the separate MORs for each of the Cayman Debtors as these were not historically maintained in the Debtors’ accounting system.

2.	Reporting Period. Unless otherwise noted, the MOR reflects the Debtors’ books and records and financial activity occurring during the applicable reporting period. Except as otherwise noted, no adjustments have been made to activity occurring after the close of the reporting period. The first MOR reporting period encompasses the reporting period from November 18, 2024, until the end of the month, November 30, 2024, with the exception of the Debtors’ Statement of Operations attachment and information provided in Part 4, both of which are provided on a full-month basis.

3.	Disbursement Systems. Cash is received and disbursed by the Debtors in a manner consistent with the Debtors’ historical cash management practices, as described in the Motion of the Debtor for Entry of Interim and Final Orders (I) Authorizing (A) the Debtors to Maintain their Existing Cash Management System, Bank Accounts, and Business Forms, (B) the Debtors to Open and Close Bank Accounts, and (C) Financial Institutions to Administer the Bank Accounts and Honor and Process Related Checks and Transfers, (II) Waiving Deposit and

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Investment Requirements, and (III) Allowing Intercompany Transactions and Affording Administrative Expense Priority to Post-Petition Intercompany Claims [ECF No. 7].

4.	Use of Information. The financial information disclosed herein was not prepared in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder. The MOR should not be used or relied upon for any other purpose, including for information relating to the Debtors’ current or future financial condition or performance or for purchasing, selling, or transferring the claims against or equity interest in the Debtors.

5.	Payment of Prepetition Claims Pursuant to First Day Orders. Pursuant to certain “first day” orders entered by the Bankruptcy Court in the Chapter 11 Cases (collectively, the “First Day Orders”), the Debtors are authorized (but not directed) to pay or otherwise satisfy various prepetition claims, including those related to employees, lienholders, customer obligations, insurance, vendors, taxes and fees, trade, and intercompany transactions. To the extent any reportable payments were made on account of prepetition claims following commencement of these Chapter 11 Cases pursuant to a First Day Order, such payments have been included in the applicable reporting matrices or notices required per, and identified in, each respective final First Day Order.

6.	Reservation of Rights. Although the Debtors and their advisors made reasonable efforts to ensure that the MOR is as accurate and complete as possible under the circumstances and based on information available at the time of preparation, inadvertent errors or omissions may have occurred. The Debtors hereby reserve all rights to dispute the nature, amount, validity, status, enforceability, or executory natures of any claim, agreement, representation, or other statement set forth in this MOR. Further, the Debtors reserve the right to amend or supplement the MOR in all respects, as they deem necessary or appropriate, but shall be under no obligation to do so. Nothing contained in this MOR shall constitute a waiver of the Debtors’ rights or an admission of any kind with respect to these Chapter 11 Cases or any claim of or against any Debtor. The Debtors, on behalf of themselves, their officers, employees, agents, attorneys, and financial and other advisors disclaim any liability to any third party arising out of or related to the information contained in the MOR and reserve all rights with respect thereto.

7.	Specific MOR Disclosures.

Notes to Part 1:

•	Cash balances, receipts, and disbursements reflect bank activity during the reporting period. Timing differences in recognition of certain transactions may create differences between bank balances presented in Part 1 and cash balances reported in the Balance Sheet attachment to the MOR.

•	Where applicable, the Debtors convert non-USD cash transactions to USD using applicable currency exchange rates. As a result, changes in currency exchange rates give rise to month-over-month fluctuations in cash balances which are reported in USD.

•	Intercompany receipts and disbursements are excluded from Parts 1(b) and 1(c), respectively. As such, the ending cash balances in Part 1 will not comport with the ending cash balances in the Debtors’ bank statements or the Debtors’ books and records. A reconciliation of end-of-month bank balances to the balances presented in Part 1 is provided in the attached Statement of Cash Receipts and Disbursements.

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Notes to Part 2:

•	Part 2 balances for the Cayman Debtors only include the cash balances for total current assets and total assets. Historical intercompany asset and liabilities balances as well as historical equity balances are not provided. No other Part 2 balances are applicable to the Cayman Debtors.

•	Part 2(b) includes $23.0 million in VAT receivables expected to be collected or applied against future tax liabilities.

•	Balances reflected in Part 2(g) accrued due to changes to the Debtors’ accounts payable processes implemented upon the commencement of the Chapter 11 Cases, among other nonrecurring related issues, and substantially all balances have been paid as of the date hereof. The amount reflected in Part 2(g) includes $7.12 million that became past due in the time-period of November 27 through November 29 (i.e., over the Thanksgiving holiday), $7.06 million of which was paid at the beginning of the following week and are no longer outstanding.

Notes to Part 3:

•	No asset sales outside of the ordinary course of business occurred during the reporting period.

Notes to Part 4:

•	Part 4(e) does not incorporate certain general and administrative expenses related to payroll, technology, or other expenses that would otherwise be considered as general and administrative expenses for purposes of MOR reporting. This is due to the setup of the Debtors’ accounting system—the Debtors do not separately classify expenses in their general ledger accounts between general and administrative expense financial statement line items.

Notes to Part 5:

•	The Debtors did not make any payments to any restructuring professionals (whether retained or anticipated to be retained) or any committee professionals during this reporting period.

Notes to Part 6:

•	None

Notes to Part 7:

•	For Part 7(a), pursuant to the relief granted via the First Day Orders, the Debtors made payments on account of certain prepetition debts as they come due in the ordinary course of business. Where required, details of these payments have been delivered to the required notice parties pursuant to the reporting requirements contained within the final First Day Orders.

•	For purposes of Part 7(c), the Debtors included information with respect to the individuals that the Debtors believes may be included in the definition of “insider” set forth in section 101(31) of the Bankruptcy Code during the reporting period. Such individuals may no longer serve in such capacities. Persons listed as “insiders” have been included for informational purposes only and their inclusion shall not constitute an admission that those entities or persons are insiders for purposes of section 101(31) of the Bankruptcy Code. The listing of a person as an

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insider for purposes of the MOR is not intended to be, nor should it be, construed as an admission of any fact, right, claim, or defense and all such rights, claims, and defenses are hereby expressly reserved. Information regarding the individuals listed as insiders in the MOR has been included for informational purposes only and such information may not be used for any purpose, including to determine (a) control of any Debtor, (b) the extent to which any individual exercised management responsibilities or functions, (c) corporate decision-making authority over any Debtor, or (d) whether such individual could successfully argue that he or she is not an insider under applicable law, including the Bankruptcy Code and federal securities laws, or with respect to any theories of liability. Where Part 7(c) is indicated as “Yes,” such persons were confirmed to have received employee compensation payments in the ordinary course of business.

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UNITED STATES BANKRUPTCY COURT Southern DISTRICT OF New York In Re. Spirit Airlines, Inc. Debtor(s) † † † † Case No. 24 - 11988 Lead Case No. 24 - 11988 Jointly Administered Monthly Operating Report Chapter 11 Reporting Period Ended: 11/30/2024 Petition Date: 11/18/2024 Months Pending: 0 1 1 8 4 Industry Classification: Reporting Method: Accrual Basis Cash Basis Debtor's Full - Time Employees (current): 7,425 Debtor's Full - Time Employees (as of date of order for relief): 7,384 Supporting Documentation (check all that are attached): (For jointly administered debtors, any required schedules must be provided on a non - consolidated basis for each debtor) Statement of cash receipts and disbursements Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit Statement of operations (profit or loss statement) Accounts receivable aging Postpetition liabilities aging Statement of capital assets Schedule of payments to professionals Schedule of payments to insiders All bank statements and bank reconciliations for the reporting period Description of the assets sold or transferred and the terms of the sale or transfer Printed Name of Responsible Party Date /S/ Darren S. Klein Signature of Responsible Party 12/30/2024 Darren S. Klein 1 UST Form 11 - MOR (12/01/2021) 450 Lexington Ave New York, NY 10017 Address STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. † 1320.4(a)(2) applies.

Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 Part 1: Cash Receipts and Disbursements Current Month Cumulative $877,332,556 $213,501,484 $213,501,484 $203,641,370 $203,641,370 $887,192,669 $0 $203,641,370 $0 a. Cash balance beginning of month b. Total receipts (net of transfers between accounts) c. Total disbursements (net of transfers between accounts) d. Cash balance end of month (a+b - c) e. Disbursements made by third party for the benefit of the estate f. Total disbursements for quarterly fee calculation (c+e) $203,641,370 Current Month Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.) $224,544,570 $31,398,314 (attach explanation)) $0 $1,997,609,552 $9,481,392,581 $277,310,747 $12,282,278 $60,587,351 $0 $337,898,098 $2,898,545,191 $15,125,380 $6,217,226,892 $9,468,795,562 a. Accounts receivable (total net of allowance) b. Accounts receivable over 90 days outstanding (net of allowance) c. d e. f. g. h. i. j. k. l. m. n. o. Inventory ( Book Market Other Total current assets Total assets Postpetition payables (excluding taxes) Postpetition payables past due (excluding taxes) Postpetition taxes payable Postpetition taxes past due Total postpetition debt (f+h) Prepetition secured debt Prepetition priority debt Prepetition unsecured debt Total liabilities (debt) (j+k+l+m) Ending equity/net worth (e - n) $12,597,019 Part 3: Assets Sold or Transferred Current Month Cumulative $0 $0 $0 $0 c. a. Total cash sales price for assets sold/transferred outside the ordinary course of business b. Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business Net cash proceeds from assets sold/transferred outside the ordinary course of business (a - b) $0 $0 Cumulative Current Month Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.) $351,238,161 a. Gross income/sales (net of returns and allowances) $337,314,431 b. Cost of goods sold (inclusive of depreciation, if applicable) $13,923,730 c. Gross profit (a - b) $15,058,606 d. Selling expenses $8,416,424 e. General and administrative expenses $290,359,543 f. Other expenses $23,926,829 g. Depreciation and/or amortization (not included in 4b) $16,624,051 h. Interest $ - 33,230,214 i. Taxes (local, state, and federal) $9,167,000 j. Reorganization items $ - 316,398,509 $ - 316,398,509 k. Profit (loss) 2 UST Form 11 - MOR (12/01/2021)

3 UST Form 11 - MOR (12/01/2021) Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 Part 5: Professional Fees and Expenses Paid Cumulative Paid Current Month Approved Cumulative Approved Current Month a. Debtor's professional fees & expenses (bankruptcy) Aggregate Total Itemized Breakdown by Firm Role Firm Name i ii iii iv v vi vii viii ix x xi xii xiii xiv xv xvi xvii xviii xix xx xxi xxii xxiii xxiv xxv xxvi xxvii xxviii xxix xxx xxxi xxxii xxxiii xxxiv xxxv xxxvi

4 UST Form 11 - MOR (12/01/2021) Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 xxxvi i xxxvi i xxxix xl xli xlii xliii xliv xlv xlvi xlvii xlviii xlix l li lii liii liv lv lvi lvii lviii lix lx lxi lxii lxiii lxiv lxv lxvi lxvii lxviii lxix lxx lxxi lxxii lxxiii lxxiv lxxv lxxvi lxxvii lxxvii

5 UST Form 11 - MOR (12/01/2021) Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 lxxix lxxx lxxxi lxxxii lxxxii lxxxi v lxxxv lxxxv i lxxxv i lxxxv i lxxxi x xc xci xcii xciii xciv xcv xcvi xcvii xcviii xcix c ci Paid Cumulative Paid Current Month Approved Cumulative Approved Current Month b. $9,365 $9,365 $0 $0 Debtor's professional fees & expenses (nonbankruptcy) Aggregate Total Itemized Breakdown by Firm Role Firm Name $9,365 $9,365 $0 $0 Other FRANK WEINBERG & BLAC i ii iii iv v vi vii viii ix x xi xii xiii xiv

6 UST Form 11 - MOR (12/01/2021) Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 xv xvi xvii xviii xix xx xxi xxii xxiii xxiv xxv xxvi xxvii xxviii xxix xxx xxxi xxxii xxxiii xxxiv xxxv xxxvi xxxvi i xxxvi i xxxix xl xli xlii xliii xliv xlv xlvi xlvii xlviii xlix l li lii liii liv lv lvi

7 UST Form 11 - MOR (12/01/2021) Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 lvii lviii lix lx lxi lxii lxiii lxiv lxv lxvi lxvii lxviii lxix lxx lxxi lxxii lxxiii lxxiv lxxv lxxvi lxxvii lxxvii lxxix lxxx lxxxi lxxxii lxxxii lxxxi v lxxxv lxxxv i lxxxv i lxxxv i lxxxi x xc xci xcii xciii xciv xcv xcvi xcvii xcviii

Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 xcix c $9,365 $9,365 $0 $0 c. All professional fees and expenses (debtor & committees) Part 6: Postpetition Taxes Current Month Cumulative $17,770 $17,770 a. Postpetition income taxes accrued (local, state, and federal) $0 $0 b. Postpetition income taxes paid (local, state, and federal) $1,469,176 $1,469,176 c. Postpetition employer payroll taxes accrued $2,228,757 $2,228,757 d. Postpetition employer payroll taxes paid $724,059 $724,059 e. Postpetition property taxes paid $59,134,271 $59,134,271 f. Postpetition other taxes accrued (local, state, and federal) $542,293 $542,293 g. Postpetition other taxes paid (local, state, and federal) Part 7: Questionnaire - During this reporting period: Yes Yes No No Yes Yes Yes Yes Yes No No No No No h. a. Were any payments made on prepetition debt? (if yes, see Instructions) b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions) c. Were any payments made to or on behalf of insiders? d. Are you current on postpetition tax return filings? e. Are you current on postpetition estimated tax payments? f. Were all trust fund taxes remitted on a current basis? g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions) Were all payments made to or on behalf of professionals approved by the court? Yes No N/A i. Do you have: N/A (if no, see Instructions) N/A (if no, see Instructions) Worker's compensation insurance? If yes, are your premiums current? Casualty/property insurance? If yes, are your premiums current? General liability insurance? If yes, are your premiums current? N/A (if no, see Instructions) j. Has a plan of reorganization been filed with the court? k. Has a disclosure statement been filed with the court? l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. † 1930 ? Yes Yes Yes Yes Yes Yes Yes Yes Yes No No No No No No No No No 8 UST Form 11 - MOR (12/01/2021)

Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 Part 8: Individual Chapter 11 Debtors (Only) $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 Yes No Yes No N/A a. Gross income (receipts) from salary and wages b. Gross income (receipts) from self - employment c. Gross income from all other sources d. Total income in the reporting period (a+b+c) e. Payroll deductions f. Self - employment related expenses g. Living expenses h. All other expenses i. Total expenses in the reporting period (e+f+g+h) j. Difference between total income and total expenses (d - i) k. List the total amount of all postpetition debts that are past due l. Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C † 101(14A)? m. If yes, have you made all Domestic Support Obligation payments? Privacy Act Statement 28 U.S.C. † 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. †† 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. † 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor's progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee's or examiner's duties or to the appropriate federal, state, local, regulatory, tribal, or fore ign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee's systems of records notice, UST - 001, "Bankruptcy Case Files and Associated Records." See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. † 1112(b)(4)(F). I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate. /S/ Fred Cromer Signature of Responsible Party Chief Financial Officer Printed Name of Responsible Party 12/30/2024 Date Title Fred Cromer 9 UST Form 11 - MOR (12/01/2021)

Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 PageOnePartOne PageOnePartTwo PageTwoPartOne PageTwoPartTwo 10 UST Form 11 - MOR (12/01/2021)

Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 Bankruptcy51to100 NonBankruptcy1to50 NonBankruptcy51to100 Bankruptcy1to50 11 UST Form 11 - MOR (12/01/2021)

Debtor's Name Spirit Airlines, Inc. Case No. 24 - 11988 PageFour P a g e T h ree 12 UST Form 11 - MOR (12/01/2021)

2,067,331 - - - (1,572,458) Intercompany activities/Interbank transfer 494 , 87 3 Receipts - D from D (InterCo) - Disbursements - D to D (InterCo) $ 929,508,23 4 Ending Cash/Restricted Cash Bank Balance (11/30) (546,651) Currency translation and other outstanding items $ 928,961,58 3 Ending Cash/Restricted Cash Balance Adjusted United States Bankruptcy Court In re: Spirit Airlines, Inc. Southern District of New York Lead Case No: 24 - 11988 November 2024 Cash Activity $ in USD Spirit Loyalty Cayman Ltd. Spirit IP Cayman Ltd. Spirit Finance Cayman 2 Ltd. Spirit Finance Cayman 1 Ltd. Combined Debtor Spirit Airlines, Inc. Entities 24 - 12041 24 - 12040 24 - 12039 24 - 12038 In US $ Unless Otherwise Indicated 24 - 11988 34,357,34 9 1 8 - - Beginning Cash/Restricted Cash Bank Balance (11/18) 911,689,924 877,332,556 7,464,04 4 - - - Receip ts f r o m third part y 220 , 965 , 52 7 213 , 501,48 4 720 - - - Disburse m en ts to t hir d part y 203 , 642 , 09 0 203 , 641 , 37 0 $ 41,820,67 3 $ 18 $ - $ - End Cash/Restrict Cash, net of intercompany activity $ 929,013,361 $ 887,192,669 $ 43,888,004 $ 18 $ - $ - $ 885,620,212 - - - - (546,651) $ 43,888,004 $ 18 $ - $ - $ 885,073,560

In re: Spirit Airlines, Inc. United States Bankruptcy Court Lead Case No: 24 - 11988 Southern District of New York November 2024 Balance Sheet $ in USD Spirit Airlines, Inc. Total for Period Ended 11/30/2024 640 , 060 , 68 3 Cash and cash equivalents 174 , 523 , 90 9 Restricted cash 117 , 850 , 16 1 Short - term investment securities 224 , 544 , 57 0 Accounts receivable, net 4 , 193 , 17 2 Income tax receivable 836 , 437 , 05 8 Prepaid expenses and other current assets $ 1,997,609,552 Total current assets 2 , 728 , 779 , 948 Flight equipment 789 , 629 , 90 0 Ground property and equipment ( 1 , 010 , 375 , 672) Less accumulated depreciation 4 , 557 , 291 , 243 Operating lease right - of - use assets 126 , 467 , 83 9 Pre - delivery deposits on flight equipment 249 , 643 , 93 1 Deferred heavy maintenance, net 42 , 345 , 839 Other long - term assets $ 7,483,783,029 Total non - current assets $ 9,481,392,581 Total assets 94 , 997 , 663 Accounts payable 541 , 657 , 46 3 Air traffic liability 516 , 57 3 Current maturities of long - term debt, net, and finance leases - Current maturities of operating leases 580 , 791 , 87 4 Other current liabilities $ 1 , 217 , 963 , 574 Total current liabilities 1 , 905 , 810 , 134 Long - term debt and finance leases, less current maturities 4 , 567 , 263 , 229 Operating leases, less current maturities 38 , 408 , 628 Deferred income taxes 124 , 457 , 69 4 Deferred gains and other long - term liabilities 1 , 614 , 892 , 305 Liability subject to compromise $ 8 , 250 , 831 , 989 Total non - current liabilities $ 9 , 468 , 795 , 563 Total liabilities $ 12 , 597 , 018 Net assets 10 , 900 Common stock 1 , 173 , 113 , 124 Additional paid - in - capital ( 81 , 285 , 019 ) Treasury stock ( 1 , 079 , 283 , 153) Retained earnings 41 , 166 Accumulated other comprehensive income (loss) $ 12 , 597 , 018 Total equity

In re: Spirit Airlines, Inc. United States Bankruptcy Court Lead Case No: 24 - 11988 Southern District of New York Income Statement 11/1/2024 - 11/30/2024 $ in USD Spirit Airlines, Inc. Month Ended 11/30/2024 344 , 691 , 76 9 Passenger 6 , 546 , 39 2 Other $ 351 , 238 , 161 Total operating revenues 94 , 438 , 781 Aircraft fuel 135 , 879 , 07 5 Salaries, wages and benefits 39 , 129 , 343 Landing fees and other rents 52 , 837 , 451 Aircraft rent 23 , 926 , 829 Depreciation and amortization 15 , 029 , 781 Maintenance, materials and repairs 15 , 058 , 606 Distribution 8 , 416 , 42 4 General and administrative ( 52 , 683) Special charges (credits) 228 , 409 , 71 8 Loss on disposal of assets 55 , 542 , 553 Other operating $ 668 , 615 , 878 Total operating expenses $ (317 , 377 , 717) Operating income (loss) 20 , 466 , 276 Interest expense - Loss (gain) on extinguishment of debt ( 409 , 327 ) Capitalized interest ( 3 , 432 , 898 ) Interest income 9 , 167 , 00 0 Reorganization Items 6 , 459 , 95 5 Other (income) expense 32 , 251 , 006 Total other (income) expense P r ovi s ion ( b ene fi t ) for i n come taxe s (33,230,214) Ne t i n come ( l o ss ) (316,398,509)